UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2400 South 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)
 (920) 684-4410
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2017, as previously disclosed, Lawrence J. Weyers resigned from his position as Executive Vice President, Tower Cranes of The Manitowoc Company, Inc. (the “Company”) effective August 31, 2017. In connection with his resignation, on August 31, 2017 (the "Execution Date") the Company entered into a severance agreement and release (the “Agreement”) with Mr. Weyers.

Pursuant to the Agreement, Mr. Weyers will be paid a total of $446,250 in biweekly payments over 26 two-week periods (the “Severance Pay Period”). Payments beginning with the 14th two-week pay period will be subject to reduction by any compensation earned by Mr. Weyers from a new employer. Mr. Weyers will be eligible to receive a pro rata share of any Short-Term Incentive Plan (“STIP”) award earned based on actual 2017 performance equal to three-quarters of the award that he would have been eligible to receive if he remained employed by the Company. Any award earned will be paid out when the STIP awards are finalized in early 2018.

The vesting of certain equity grants to Mr. Weyers was accelerated, while other equity grants that had yet to vest as of the Execution Date were forfeited. Vested stock options remain exercisable according to the terms of the applicable plan. The exercise period for all vested stock options, including those for which vesting was accelerated, is 12 months from the Execution Date. Any vested restricted stock units (“RSUs”) will be paid out in cash, generally at such time as the payouts of RSUs would have been made if Mr. Weyers remained employed by the Company.

Mr. Weyers is entitled to any vested retirement plan benefits that he accrued through the Execution Date, and the Company will pay the balance of his account in its Deferred Compensation Plan in accordance with the terms of such plan and in compliance with Section 409(a) of the Internal Revenue Code. If Mr. Weyers elects continued health and/or dental insurance coverage under COBRA, the Company will reimburse 80% of the monthly cost of such coverage to him through the Severance Pay Period, with the Company’s reimbursement obligation subject to early termination if Mr. Weyers is offered health insurance from a new employer prior to the end of the Severance Pay Period.

The Agreement also includes a release and customary covenants restricting Mr. Weyers from disclosing confidential information, from competing with the Company’s business and from soliciting employees of the Company and its subsidiaries.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Severance Agreement and Release, executed August 31, 2017, by and between The Manitowoc Company, Inc. and Lawrence J. Weyers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: September 1, 2017	/s/ Louis F. Raymond
Louis F. Raymond
Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K

No.        Description
10.1Severance Agreement and Release, executed August 31, 2017, by and between The
        Manitowoc Company, Inc. and Lawrence J. Weyers.